UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 23, 2021

Video River Networks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	File Number: 0-30786	87-0627349
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Amapola Ave., Suite 200A, Torrance, CA 90501
(Address of principal executive offices) (Zip Code)

(310) 895-1839
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2021, the boards of directors of Video River Networks, Inc. (“NIHK”) appointed Ms. Perpetual Emeana and Bishop Christopher E. Milton as members of the boards of directors, effective immediately, to serve until the next annual meeting of NIHK shareholders scheduled to be held in November 5, 2021. Ms. Perpetual Emeana and Bishop Christopher Milton will be subject to annual election thereafter. Both Ms. Perpetual Emeana and Bishop Christopher Milton were also appointed to the Audit Committee of the boards of directors in connection with their initial appointment as directors.  Ms. Perpetual Emeana and Bishop Christopher Milton serves alongside Mr. Frank I Igwealor on the Audit Committee of Video River Networks, Inc.

Ms. Emeana, age 28, is a Behavioral interventionist at Morningside High school                                                  in Inglewood, California.  Ms. Emeana has been a Behavioral interventionist since August 2017, including stint at Intensive Behavior Intervention Consultants and Morningside High school.  Ms. Emeana has over 5 years of experience in Behavioral interventionism and home-making.

The NIHK Board of Directors has determined that Ms. Perpetual Emeana is independent and financially literate under the applicable listing standards of the NASDAQ, which stated that ““Independent director” is one who is not an executive officer or employee of the company, and who, in the board’s opinion, has no relationship which would “interfere with the exercise of independent judgment” in carrying out director responsibilities.”  There is no arrangement or understanding between Ms. Emeana and any other person pursuant to which she was elected as a director of NIHK.

There are no family relationships between Ms. Emeana and any of the officers or directors of the Company.   There are no related party transactions with Ms. Emeana that are reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Bishop Christopher E. Milton, age 55, is the Senior Pastor at Holy Assembly Church of God in Christ, 55 East Villa Street. Pasadena, CA 91103.  Bishop Milton is Jurisdictional Prelate Southern California Evangelistic jurisdiction of The Church of God in Christ, Inc. (COGIC) in the United States.  Bishop Milton is an accomplished accountant and finance professional by training and practice. He is the current Chairman of the Internal Audit Committee of the Board of Bishops of The Church of God in Christ, Inc. (COGIC) in the United States.  Bishop Milton has been elected to chair the Audit Committee of Video River Networks, Inc..

The NIHK Board of Directors has determined that Bishop Christopher E. Milton is independent and financially literate under the applicable listing standards of the NASDAQ. There is no arrangement or understanding between Bishop Milton and any other person pursuant to which she was elected as a director of NIHK.   There are no family relationships between Bishop C.E. Milton and any of the officers or directors of the Company.  There are no related party transactions with Bishop C.E. Milton that are reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

In connection with their appointment to the boards of directors, the Company has not determined the compensation plan for its officers and directors.   Once the Company has developed a Non-Employee Directors Stock compensation Plan, it would include all of its Non-Employee Directors in such a plan.

Also in connection with their appointment to the boards of directors, the Company plans to develop and execute a director indemnification agreement that would provide, among other things, that the Company will indemnify and hold the directors harmless for losses and expenses resulting from claims arising out of, or related to, the fact that they are or were directors of Video River Networks, Inc. or its subsidiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Video River Networks, Inc.

Dated:	March 23, 2021 By:	/s/ Frank I Igwealor
Frank I Igwealor, CPA, JD, CMA, CFM
President and CEO